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                                                                   EXHIBIT 10.61

                 AMENDMENT TO CERTAIN EQUITY-BASED BENEFIT PLANS

The equity-based benefit plans of Cable Design Technologies Corporation (now Belden CDT Inc.) (the "Company") include the Amended and Restated 1988 Employee Stock Purchase and Option Plan (Intercole Holding Corporation), Long Term Performance Incentive Plan (1993), Supplemental Long-Term Performance Incentive Plan (1995), Non-Employee Director Plan (1995), Management Stock Award Plan
(1998), 1998 Employee Stock Purchase Plan, 1999 Long-Term Performance Incentive Plan and 2001 Long-Term Performance Incentive Plan (the preceding named plans collectively being the "Company Equity Incentive Plans").

Reference is made to the Agreement and Plan of Merger by and among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc. dated as of February 4, 2004, as amended (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company effected a one-for-two reverse stock split of the common stock, par value $0.01 per share, of the Company ("Old Common Stock"), whereupon each two shares of Old Common Stock existing immediately prior to the effective time of the reverse stock split (the "Reverse Split Effective Time") were automatically reclassified into one share of common stock, par value $0.01 per share, of the Company (the "New Common Stock").

The Company Equity Incentive Plans are amended effective as of the Reverse Split Effective Time as follows:

1. All options to purchase Old Common Stock granted pursuant to any of the Company Equity Incentive Plans outstanding immediately prior to the Reverse Split Effective Time are automatically adjusted such that (a) such options are exercisable for shares of New Common Stock, (b) the number of shares of Old Common Stock for which each such option was exercisable immediately prior to the Reverse Split Effective Time is automatically divided by two, and (c) the exercise price per share of Old Common Stock for which each such option was exercisable immediately prior to the Reverse Split Effective Time is automatically multiplied by two.

2. The number of shares reserved for issuance under each plan for which no shares of Old Common Stock, options to purchase Old Common Stock or other awards have been granted as of the Reverse Split Effective Time is automatically divided by two.